                                                                    EXHIBIT 10.1


                              SEPARATION AGREEMENT

This SEPARATION AGREEMENT (this "Agreement"), dated as of February 3, 1998, (the "Effective Date") by and between PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation (the "Company"), and, Wayne Lowell, an individual ("EXECUTIVE"), with reference to the following facts:

                                    RECITALS:

        WHEREAS, on or about February 22, 1990, the Company and EXECUTIVE entered into an Employment Agreement, pursuant to which the Company engaged EXECUTIVE in the capacity of Chief Financial Officer of the Company (as such agreement heretofore may have been amended, modified, or revised, the "Employment Agreement");

        WHEREAS, EXECUTIVE has tendered to the Company his resignation, to be effective on a mutually agreeable date;

        WHEREAS, the Company and EXECUTIVE mutually desire to terminate the Employment Agreement and to provide for the complete satisfaction and settlement of all obligations arising under the Employment Agreement upon the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, in view of EXECUTIVE'S impending separation from the Company, EXECUTIVE desires to resign from the offices, positions, and board memberships that EXECUTIVE currently holds with the Company and with the Company's subsidiaries and affiliates.

        NOW THEREFORE, in consideration of the above premises and the representations, warranties, conditions, covenants, and promises exchanged by the parties expressed below, the Company and EXECUTIVE agree as follows:

                                   ARTICLE I.
                           TERMINATION OF EMPLOYMENT


SECTION 1.01  EFFECT OF THIS AGREEMENT.
              -------------------------

        This Agreement shall supersede the Employment Agreement, except to the extent that specific provisions of the Employment Agreement are referenced and incorporated herein.

SECTION 1.02  NOTICE OF INTENT TO RESIGN.
              --------------------------

        EXECUTIVE hereby reaffirms his intent to resign from the Company.


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
SECTION 1.03  EFFECT OF RESIGNATION.
              ----------------------

        At the request of the Company, EXECUTIVE has agreed to continue his employment with the Company with the understanding that the final termination date ("Termination Date") will be no sooner than March 15, 1998, and no later than June 15, 1998. Between those dates, EXECUTIVE'S employment shall be terminable at the will of either Company or EXECUTIVE, with or without cause and with or without advance notice. EXECUTIVE'S employment may be extended beyond June 15, 1998, by the mutual agreement of the Company and EXECUTIVE, in which case, EXECUTIVE'S continued employment shall remain terminable at the will of either Company or EXECUTIVE, with or without cause and with or without advance notice. On the Termination Date, at 11:59 p.m., Pacific Standard Time, EXECUTIVE'S Employment Agreement and EXECUTIVE'S employment with the Company, will terminate. Moreover, on the Termination Date and without further action, EXECUTIVE shall resign the offices of Executive Vice President and Chief Financial Officer as well as all other offices, directorships or position he held in the Company or in any of the subsidiaries of the Company.

SECTION 1.04  EXECUTIVE'S INTERIM EMPLOYMENT.
              -------------------------------

        During the period prior to the Termination Date, EXECUTIVE will remain employed with the Company as an "at will" employee on a full-time basis. During this interim period, EXECUTIVE'S duties will remain the same as they were prior to the Effective Date except that EXECUTIVE'S duties also will include assistance in management transition and support to all individuals necessary to ensure a smooth and timely transfer of EXECUTIVE responsibilities. The Compensation provisions set forth at Section 3.01 of the Employment Agreement, which describe the salary and benefits to which EXECUTIVE was entitled during the term of that agreement are incorporated herein and govern EXECUTIVE'S salary and benefits during any period between the Effective Date and the Termination Date.

                                  ARTICLE II.
                                  COMPENSATION


SECTION 2.01  CERTIFICATION OF COMPENSATION AT TERMINATION.
              ---------------------------------------------

        As of the Termination Date, if the Company owes EXECUTIVE compensation of any kind that is attributable to EXECUTIVE'S services to the Company on or before the Termination Date, EXECUTIVE shall execute a Certificate of Compensation, substantially in the form of Exhibit "A" attached hereto and incorporated in full herein by this reference (the "Certificate of Compensation"). Pursuant to the Certificate of Compensation, EXECUTIVE shall certify to the Company the amount of any cash or non-cash compensation or employee benefits to which EXECUTIVE may be entitled for services rendered through the Termination Date (including those additional benefits, which the EXECUTIVE shall accrue during the Vacation Benefit Period defined below). EXECUTIVE shall deliver the Certificate of


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

Compensation to the Company contemporaneously with the Company's delivery to EXECUTIVE of the Final Gross Compensation defined therein. After the Termination Date, EXECUTIVE shall not be entitled to any compensation for his past employment services to the Company which is not reflected in a Certificate of Compensation that is verified and approved the Company. The above notwithstanding, the Certificate of Compensation shall not include any compensation for accrued paid time off, as such accrued paid time off shall be accounted for in the Vacation Benefit Period described in Section 2.02.

SECTION 2.02  BENEFIT PERIOD.
              ---------------

        Following the Termination Date, EXECUTIVE shall remain eligible to participate in certain employee benefits for a period of time (the "Benefit Period"). The Benefit Period shall be separated into two parts: the Vacation Benefit Period and the Severance Benefit Period. The benefits available to the EXECUTIVE shall vary depending upon whether they occur during the Vacation Benefit Period or the Severance Benefit Period as set forth in Section 2.03.

        2.02.01  Vacation Benefit Period Defined.
                 --------------------------------

        The "Vacation Benefit Period" shall last for the number of days of vacation that EXECUTIVE has accrued as of the Termination Date, plus any additional days of paid time off which EXECUTIVE would accrue during the Vacation Benefit Period. The Vacation Benefit Period shall begin on the day after the Termination Date. By agreeing to the terms of the Vacation Benefit Period set forth in this Agreement, EXECUTIVE is waiving his right to accept full compensation for all accrued yet unused vacation pay, which would be due and payable under California law on the Termination Date.

        2.02.02  Severance Benefit Period Defined.
                 ---------------------------------

        The "Severance Benefit Period" shall last for a minimum of fifteen (15) months. PacifiCare shall increase the Benefit Period by one month for each full month (and by one day for each day of a partial month) that EXECUTIVE continues his employment and service to the Company on and after January 1, 1998, such continued at-will employment being at the sole discretion of the Company. However, in no event shall the Severance Benefit Period exceed two years. The Severance Benefit Period begins on the day after the last day of the Vacation Benefit Period.

        2.02.03  Examples.
                 ---------

        1. If the Company establishes a Termination Date of March 23, 1998, the Vacation Benefit Period shall equal EXECUTIVE'S accrued vacation as of March 23, 1998, and the Severance Benefit Period shall be 17 months and 23 days, which is equal to 15 months plus two additional months for EXECUTIVE'S service to the Company in January and February, plus the 23 days in March.




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

        2. If the Company establishes a Termination Date of June 6, 1998, the Vacation Benefit Period shall equal EXECUTIVE'S accrued vacation as of June 6, 1998, and the Severance Benefit Period shall be 20 months and six days, which is equal to 15 months plus five additional months for EXECUTIVE'S service from January through May, plus the six days in June.

        These examples are for illustration purposes only and do not imply or suggest either (i) that the Company will retain the services of EXECUTIVE for any length of time following the Effective Date or (ii) that the Severance Benefit Period will exceed 15 months.

SECTION 2.03  COMPENSATION AND BENEFITS DURING THE VACATION BENEFIT PERIOD.
              -------------------------------------------------------------

        2.03.01  Salary Continuation.
                 --------------------

        During the Vacation Benefit Period, EXECUTIVE'S annual salary as of the Termination Date shall continue payable every other week in equal installments on the Company's regular payroll dates, less standard deductions and withholdings required by law or directed by EXECUTIVE, including, without limitation, state and federal income taxes social security contributions, and all applicable deductions for the benefits described in Subsection 2.03.02

        2.03.02  Benefits.
                 ---------

        During the Vacation Benefit Period, EXECUTIVE shall be entitled to all of the benefits, which he was entitled to as a employee as of the Effective Date including

        1. Continued vesting in performance based incentive programs such as the Annual Incentive Program and the Long Term Performance Incentive Program.

        2. Continued accrual of paid time off, which shall be added to the Vacation Benefit Period.

        Notwithstanding the above, all benefits are subject to change to the extent that a change is made for high level executives who remain employed with the Company.

SECTION 2.04  COMPENSATION AND BENEFITS DURING THE SEVERANCE BENEFIT PERIOD
              -------------------------------------------------------------

        2.04.01  Salary Continuation.
                 --------------------

        During the Severance Benefit Period, EXECUTIVE's current annual salary as of the Effective Date shall continue payable every other week in equal installments on the Company's regular payroll dates, less standard deductions and withholdings required by law or directed by EXECUTIVE, including, without limitation, state and federal income taxes, social security contributions, and standard amounts deducted for the employee benefits set forth in this Section 2.04.

        2.04.02  Health Benefits.
                 ----------------

        The Company's portion of the cost of EXECUTIVE'S current medical, dental and life insurance benefits for EXECUTIVE and EXECUTIVE'S dependents shall be paid by the Company though the end of the Severance Benefit Period. EXECUTIVE shall be responsible for paying his portion of the cost of such coverage, which shall be deducted from the payments set forth in Subsection 2.04.01. Thereafter, EXECUTIVE may elect to continue his health care coverage at EXECUTIVE'S expense as permitted under COBRA.

        2.04.03  LTPIP and AIP Benefits.
                 -----------------------

        EXECUTIVE shall be entitled to payment of benefits under the Long-Term Performance Incentive Plan and the Annual Incentive Plan, which shall be deemed to have accrued as of the end of the Vacation Benefit Period. However, EXECUTIVE shall not be entitled to participate in the Company's Annual Incentive Plan or Long-Term Performance Incentive Plan after the Vacation Benefit Period.

        2.04.04  Vesting of Stock Options.
                 -------------------------

        EXECUTIVE shall be entitled to vest any unvested stock options which have been granted to the EXECUTIVE under the Company's various Stock Option Plans for Executives and Key Employees, (the "Stock Option Plans"), through December 31, 1998. For the sole purpose of permitting such continued vesting, EXECUTIVE will be deemed an employee of the Company through December 31, 1998.

        EXECUTIVE agrees that if the Company determines that it is inconsistent with the Stock Option Plans to allow EXECUTIVE'S stock options to vest following the Termination Date, the Company shall make provisions to provide a benefit to the EXECUTIVE, which is identical in monetary terms to the options described in the previous paragraph that would vest following the Termination Date.

        EXECUTIVE shall not be considered a participant in the Stock Option Plans for purposes of the issuance of any new grants of stock options following the Effective Date.

        2.04.05  Exercise of Vested and Unexercised Stock Options.
                 -------------------------------------------------

        EXECUTIVE shall have the right to exercise any vested and unexercised options under the Stock Option Plans in accordance with their terms on any day prior to and including December 31, 1999. On December 31, 1999 at 5p.m. Pacific Standard

Time all rights to exercise any stock options issued under any of the Company's Stock Option Plans shall terminate. These dates shall also apply to any equivalent benefits which may be provided to EXECUTIVE in accordance with Subsection 2.04.04 of this Agreement.

        2.04.06  Benefits Not Available.
                 -----------------------

        EXECUTIVE shall not be entitled to any benefits not expressly set forth in this Agreement during the Severance Benefit Period. Without limiting the foregoing, EXECUTIVE'S participation in (i) the accidental death and dismemberment insurance policy, (ii) the disability insurance policy, and (iii) the basic and supplemental life insurance policies shall terminate at the end of the Vacation Benefit Period and shall not be available during the Severance Benefit Period.

        2.04.07  Effect of Earnings from Competitors.
                 ------------------------------------

        Notwithstanding the foregoing provisions of this Section 2.04, if EXECUTIVE engages in employment with a competitor of the Company during the Severance Benefit Period, the compensation payable to EXECUTIVE under this
Section 2.04.01 shall be reduced by the amount of any and all gross earnings EXECUTIVE earns while engaged in employment with any such competitor or competitors. For the purposes of this subsection 2.04.07, a "competitor of the Company" shall include, without limitation, a health maintenance organization, competitive medical plan, preferred provider organization, or health or life insurance company which owns a managed care plan or program. EXECUTIVE agrees to provide immediate written notification to Company upon receipt of any gross earnings, which EXECUTIVE expects to receive, or has received, from any competitor of the Company. For purposes of this subsection, "employment with a competitor" shall any include services which EXECUTIVE provides as an independent consultant to any competitor of the Company.


SECTION 2.05  ADDITIONAL CONSIDERATION DURING THE ENTIRE BENEFIT PERIOD.
              ----------------------------------------------------------

        2.05.01  Automobile Allowance.
                 ---------------------

        EXECUTIVE shall receive an automobile allowance of $850.00 per month during the Benefit Period; provided, however, that EXECUTIVE shall be responsible for any expenses attributable to usage of his car.

        2.05.02  Outplacement Services.
                 ----------------------

        The Company shall provide to EXECUTIVE the outplacement services described in Section 3.01.06 of the Employment Agreement.



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

        2.05.03  Termination of Employee Benefits.
                 ---------------------------------

        Except as expressly set forth in this Agreement, EXECUTIVE shall not be entitled to receive any cash, in-kind compensation, or benefits of any kind or nature, for any periods after the Termination Date.

        The foregoing prohibitions are not intended to limit, restrict, or deny EXECUTIVE any benefits under employee mandatory or fringe benefit plans or programs, in which EXECUTIVE participates on the Effective Date, that are earned by EXECUTIVE on or before the Termination Date while being payable or distributable to EXECUTIVE after the Termination Date.

                                  ARTICLE III.
                        RETURN OF THE COMPANY'S PROPERTY

        On or before the Termination Date, EXECUTIVE shall return all of the Company's property, equipment, keys, credit cards, books, records, and any and all other documents, property, or other items belonging to the Company.

                                  ARTICLE IV.
                           CONFIDENTIALITY PROVISIONS


SECTION 4.01  TRADE SECRETS.
              --------------

        EXECUTIVE acknowledges that, during the course of his employment with the Company or with any affiliate or subsidiary of the Company, EXECUTIVE has had, and will continue to have through the Termination Date, access to certain Trade Secrets in the form of know-how, trade secrets, or proprietary information of the Company or its subsidiaries or affiliates ("Trade Secrets ") and that such Trade Secrets were acquired, or will be acquired, in confidence and as a fiduciary of the Company or its subsidiaries or affiliates. For the purposes of this Agreement, Trade Secrets shall include, without limitation, any and all cost and expense data, marketing and customer data, sales manuals, underwriting guidelines, case management policies and procedures, utilization review and quality assurance policies and procedures, provider manuals, individual and group subscriber information (including, the name, address, telephone number, or contact person for an individual or group subscriber), subscriber group manuals, processes, designs, devices, compilations of information, operating manuals, symbols, service marks, logos, customer and vendor lists (including, without limitation, lists of subscribers, subscriber groups, clients, brokers, and providers contracting with the Company or any subsidiary or affiliate of the Company), business information, marketing programs, plans, and strategies, contracts and licenses, advertising and promotional materials, financial information and strategies, computer software and other computer-related materials, copyrightable material, and other legally protected information owned by or used in the respective businesses of the Company or its subsidiaries or affiliates which are confidential or proprietary in nature.

        For the purposes of this Agreement, Trade Secrets shall not include information which: (i) EXECUTIVE can prove became known to him other than through his relationship with the Company through either (a) completely independent development of such information not within the course of his employment with the Company, or (b) a source other than the Company or a subsidiary, affiliate, shareholder, director, officer, employee, consultant, agent, or advisor of the Company, but only if such source did not disclose such information in violation of a duty of nondisclosure owed to the Company or a subsidiary or affiliate of the Company; (ii) is a matter of public knowledge through no fault of EXECUTIVE; (iii) is approved in advance for release or use by the Company's Board of Directors; or (iv) is required to be disclosed by law.

SECTION 4.02  CONFIDENTIALITY COVENANT.
              -------------------------

        EXECUTIVE acknowledges and agrees that maintaining the confidentiality of all of the Trade Secrets is integral to the value of the Company and is vital to the successful operations of the Company and its subsidiaries and affiliates. In view of the foregoing, EXECUTIVE agrees to, at all times after the Effective Date, maintain the confidentiality of all Trade Secrets and to not disclose, divulge, exploit, or use, in any manner whatsoever, the Trade Secrets for EXECUTIVE'S own benefit or the benefit of another individual or entity.

SECTION 4.03  EQUITABLE RELIEF.
              -----------------

        EXECUTIVE acknowledges and agrees that it would be difficult to measure the damage to the Company (or any subsidiary or affiliate, as the case may be) from any breach of EXECUTIVE'S obligations under this Article IV, that injury to the Company (or to any subsidiary or affiliate, as the case may be) from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Therefore, EXECUTIVE acknowledges and agrees that the Company, in addition to any of its other rights or remedies, shall be entitled to seek injunctive or other equitable relief without bond or other security in the event of an actual or threatened breach of this Agreement. The obligations of EXECUTIVE and the rights and remedies of the Company under this Agreement are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable patent, copyright, or other laws, including the statutory and common laws governing unfair competition, misappropriation or theft of trade secrets, proprietary rights, or Trade Secrets generally.

SECTION 4.04  ATTORNEYS' FEES.
              ----------------

        In the event of any dispute involving the subject matter of this Article IV (including an arbitration if applicable), the substantially prevailing party shall be entitled to his or its reasonable attorneys' fees and court or arbitration costs incurred in resolving or settling the dispute, in addition to any and all other damages or relief which a court or arbitrator may deem proper. With the exception of a resolution of a dispute relating to this Article, the parties agree that the prevailing party does not have a right to collect attorneys' fees, unless specifically provided for by law.

                                   ARTICLE V.
                      MUTUAL RELEASE OF ANY AND ALL CLAIMS


SECTION 5.01  RELEASE OF ALL CLAIMS BY EXECUTIVE AGAINST COMPANY.
              ---------------------------------------------------

        Effective as of the Termination Date, EXECUTIVE irrevocably and unconditionally, fully and forever releases and discharges the Company and the Company's parents, shareholders, successors, assigns, directors, officers, agents, and representatives and subsidiaries (collectively, the "Company Group") from any and all claims, demands, actions, causes of action (whether at law or in equity), suits, and administrative actions or proceedings, of every kind and nature, whether known or unknown, past or present, suspected or unsuspected, foreseeable or unforeseeable, whether or not heretofore asserted, that EXECUTIVE may now have, have ever had, or in the future may have against the Company or any other member of the Company Group for any losses, liabilities, damages (of any kind or nature), obligations, debts, indebtedness, costs, expenses, or fees (including, without limitation, attorneys' fees), which in any way have arisen from or are related to: (I) the Employment Agreement or EXECUTIVE'S employment with the Company; (II) the termination of the Employment Agreement or EXECUTIVE'S separation from the Company; or (III) any discriminatory conduct or consequences, whether arising under (A) Title VII of the Civil Rights Act of 1964, (race, color, religion, sex, and national origin discrimination), (B) 42 U.S.C. Section 1981 (discrimination), (C) 29 U.S.C. Section 621-634 (age discrimination), (D) 29 U.S.C. Section 206(d)(1) (equal pay), (E) The Americans with Disabilities Act (disability discrimination) or (E) The California Fair Employment and Housing Act (discrimination including race, color, national origin, ancestry, physical handicap, medical condition, marital status, sex, or age); (IV) retaliation or constructive or wrongful discharge relating to any allegation of the above claims; (V) any claim that the Company violated any law or public policy, (e.g. "whistle blower" claims or "qui tam" claims); (VI) any past compensation, including regular wages, bonuses, commissions, overtime and liquidated damages, or benefits relating to EXECUTIVE'S employment with the Company Group; (VII) any claim capable of being raised in any complaint filed with the United States Department of Labor ("DOL"), the California Department of Fair Employment and Housing or the California Division of Labor Standards Enforcement against the Company Group; (VIII) any claim that the Company Group has violated any written, oral, or implied release with EXECUTIVE; (IX) any claim of breach of any express or implied covenant of good faith and fair dealing; (X) any claims in tort including, but not limited to, intentional infliction of mental or emotional distress, interference with business or employment relationship, invasion of privacy, defamation of character, slander, libel, negligent supervision, gross negligence, or negligence of any kind; (XI) any claim of personal injury or unreported work-related injury arising from or relating to any act or omission by the Company Group; (XII) any claim that the Company Group has violated EXECUTIVE'S rights, if any, under the Constitutions of the United States or the state of California.


SECTION 5.02  INDEMNIFICATION AND RELEASE OF CLAIMS BY COMPANY.
              -------------------------------------------------

        5.02.01  Release of all Claims by Company against EXECUTIVE.
                 ---------------------------------------------------

        Effective as of the Termination Date, the Company Group hereby irrevocably and unconditionally, fully and forever releases and discharges EXECUTIVE, from any and all claims, demands, actions, causes of action (whether at law or in equity), suits, and administrative actions or proceedings, of every kind and nature, whether known or unknown, past or present, suspected or unsuspected, foreseeable or unforeseeable, whether or not heretofore asserted, that Company or any member of the Company Group may now have, have ever had, or in the future may have, for any losses, liabilities, damages (of any kind or nature), obligations, debts, indebtedness, costs, expenses, or fees (including, without limitation, attorneys' fees) which in any way have arisen from or are related to: (I) the Employment Agreement or EXECUTIVE'S employment with the Company; (II) EXECUTIVE'S conduct as a officer, director and employee of the Company or any of the subsidiaries of the Company; (III) EXECUTIVE'S conduct outside of the scope of his employment, which occurred prior to the Termination Date.

        5.02.02  Indemnification of EXECUTIVE by Company.
                 ----------------------------------------

        Company will indemnify EXECUTIVE to the extent required by Labor Code
Section 2802, which provides: "An employer shall indemnify his employee for all that the employee necessarily expends or loses in direct consequence of the discharge of his duties as such, or of his obedience to the directions of the employer, even though unlawful, unless the employee, at the time of obeying such directions, believed them to be unlawful."

        In addition to the above, the Company and EXECUTIVE are currently named as defendants in various law suits alleging violation of the federal securities laws. Company will indemnify EXECUTIVE for any actions in violations of the securities laws to the extent that the Company provides such indemnification to its current officers and directors under its Certificate of Incorporation or to the extent that the Company and its current directors and officers are insured for such liability.

        If EXECUTIVE is required to sue Company to enforce the terms of this
Section 5.02, and EXECUTIVE prevails in the lawsuit, EXECUTIVE shall be entitled to reasonable attorney's fees incurred in bringing such suit.



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

SECTION 5.03  SPECIFIC WAIVER OF ANY UNKNOWN CLAIMS.
              --------------------------------------

        Effective as of the Termination Date, each party expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of all claims by either party, EXECUTIVE and all members of the Company Group expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all claims which either party does not know or suspect to exist in its favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim or claims. This waiver, however, does not extend to any actions or claims, which may arise after execution of this Agreement.

SECTION 5.04  NO CLAIMS OR ASSIGNMENT OF CLAIMS.
              ----------------------------------

        EXECUTIVE represents and warrants to the Company and to all members of the Company's Group that he has not suffered any workplace injury and that he has not made or commenced, and will not make or commence, any claim with any governmental or administrative agency, department, or other regulatory body, whether federal, state, or local, that in any way relates to his employment with or severance from the Company and from any of its subsidiaries or affiliates. EXECUTIVE further represents and warrants to the Company and to all members of the Company's Group that no portion of any claim, right, demand, action, or cause of action that he has or may have arising out of or relating to his employment with or severance from the Company (or any subsidiary or affiliate thereof), nor any portion of any recovery or settlement to which he might be entitled, has been assigned or transferred to any individual or entity in any manner whatsoever, including by way of subrogation, operation of law, or otherwise.

SECTION 5.05  EFFECT OF SETTLEMENT.
              ---------------------

        The parties hereto expressly acknowledge and agree that this Agreement pertains to disputed issues or claims and that any settlement discussions, including proposing, negotiating, and entering into this Agreement, neither indicate nor constitute an admission of any liability or wrongdoing of any nature whatsoever by any party hereto. By considering, negotiating, and entering into this Agreement, the parties hereto are simply buying their peace and avoiding any potential legal costs or expenses. Therefore, this Agreement shall not be used as evidence of any liability or wrongdoing for any purpose whatsoever except as may be necessary to enforce the terms and conditions of this Agreement.

                                  ARTICLE VI.
                                    NOTICES
                                    -------

        Any and all notices, requests, consents, demands, and/or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered, if sent by United States registered or certified mail (return receipt requested), (ii) when delivered, if delivered personally by commercial courier, or (iii) on the next following business day, if sent by United States Express Mail or overnight courier, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice) with postage or delivery charges prepaid:

If to the Company:

PacifiCare Health Systems, Inc.
3120 Lake Center Drive
Santa Ana, California 92799
Attn:  President


If to EXECUTIVE:

Mr. Wayne Lowell
6 Bayside
Irvine, California 92714

                                  ARTICLE VII.
                               GENERAL PROVISIONS
                               ------------------


SECTION 7.01  INTEGRATED AGREEMENT.
              ---------------------

        This Agreement, together with the Certificate of Compensation, when executed, constitutes the entire and complete understanding and fully integrated agreement between the Company and EXECUTIVE with respect to the termination of EXECUTIVE'S employment with the Company; and this Agreement and the Certificate of Compensation supersede any and all prior or contemporaneous negotiations, agreements, or communications, whether oral or written, between the Company and EXECUTIVE with respect to such matter.

SECTION 7.02  AMENDMENTS; WAIVER.
              -------------------

        This Agreement shall not be amended, modified, revised, or supplemented orally unless evidenced by a dated written instrument executed by the Company and EXECUTIVE. No waiver of any provision of this Agreement shall be effective unless evidenced by a dated, written instrument executed by the Company. No waiver of any provision hereof shall be construed as a further or continuing waiver of such provision or of any other provision hereof.

SECTION 7.03  SEVERABILITY.
              -------------

        If any provision in this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision shall be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal, or unenforceable, and the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

SECTION 7.04  GOVERNING LAW.
              --------------

        This Agreement shall be governed by and construed in accordance with the laws of the State of California, withoUt regard to principles of conflicts of law.

SECTION 7.05  SUCCESSORS AND ASSIGNS.
              -----------------------

        This Agreement shall be binding upon the parties hereto and their respective successors, transferees, heirs, devisees, assigns, and legal representatives.

SECTION 7.06  CONSTRUCTION.
              -------------

        This Agreement has been drafted with the joint participation of each of the parties hereto and shall be construed to be neither against nor in favor of either party hereto, but rather in accordance with the fair meaning hereof.

SECTION 7.07  REPRESENTATION BY LEGAL COUNSEL.
              --------------------------------

        Each party has had an opportunity to consult with his or its legal counsel with respect to this Agreement and has entered into this Agreement, after consultation with such counsel, voluntarily, and without duress. Without limiting the generality of the foregoing, EXECUTIVE acknowledges that he is hereby advised in writing that EXECUTIVE should consult an attorney prior to executing this Agreement. EXECUTIVE represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney and that he has availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement after having consulted with his independent legal counsel.

SECTION 7.08  TIME TO CONSIDER AGREEMENT.
              ---------------------------

        EXECUTIVE acknowledges that Company is giving him a period of forty-five
(45) days within which to consider this Agreement, during which the offer of the provisions of this Agreement will not be revoked by Company. EXECUTIVE may accept and sign this Agreement before the expiration of the forty-five (45) day time period, but he is not required to do so and failing to do so will not prejudice him in any way as long as the Agreement is signed prior to the end of the forty-five (45) day time period. For a period of seven (7) days following the signing and submission of this Agreement to the Company, EXECUTIVE may revoke this Agreement. Any such notice of revocation must be in writing to Company's legal counsel. If EXECUTIVE has already received any payment anticipated by this Agreement, the revocation will not be effective unless the written notice is accompanied by a complete refund of all amounts paid. This Agreement shall become effective on the eighth day after EXECUTIVE signs it, if it has not been revoked during the revocation period.

SECTION 7.09  SECTION HEADINGS.
              -----------------

        The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 7.10  ARBITRATION.
              ------------

        Except that any party to this Agreement may seek injunctive relief or a prejudgment attachment in a court of competent jurisdiction, and except as otherwise specifically provided for herein, any and all controversies, disputes, or claims arising out of or relating to this Agreement, or any part hereof, including, without limitation, the meaning, applicability, or scope of this
Section 7.10 and to the performance, breach, interpretation, meaning, construction, or enforceability of this Agreement, or any portion hereof, and all claims for rescission or fraud in the inducement of this Agreement, shall, at the request of either party, be settled or resolved by binding arbitration. The parties shall mutually agree upon an arbitrator and rules of arbitration. If they are unable to agree on an arbitrator and arbitration rules within 45 days of a written demand for arbitration, then the parties shall arbitrate pursuant to the commercial rules and regulations of the American Arbitration Association (the "AAA") for the resolution of commercial disputes, except as modified hereinbelow. Any party requesting arbitration under this Agreement shall make a demand on the other party by registered or certified mail with a copy to the AAA. The parties consent and agree to have any such arbitration proceedings heard in Los Angeles, California, or in the place closest thereto which the AAA may select for convenience of the arbitrator(s). The arbitration shall take place as noticed by the AAA regardless of whether one side to the dispute or controversy fails or refuses to participate. The arbitrators shall apply California substantive law and federal substantive law where state law is preempted. Civil discovery for use in such arbitration may be conducted in accordance with the California Code of Civil Procedure and the California Evidence Code, and the arbitrator(s) selected shall have the power of discovery by the imposition of the same terms, conditions, and penalties as may be imposed in like circumstances in a civil action by a superior court of the State of California. Without limiting the generality of the foregoing, the provisions of ss.983.05 of the California Code of Civil Procedure, as amended, permitting the taking of depositions and the obtaining of discovery, are hereby incorporated in full herein by this reference. The arbitrators shall have the power to grant all legal and equitable remedies and award compensatory damages provided by California law. The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the legal reasons on which the decision is based. The arbitrators shall not have the power to commit errors of law or legal reasoning and the award may be vacated or corrected pursuant to California Code of Civil Procedure ss.986.2 or ss.986.6 for any such error. Judgment upon any award may be entered in any court having jurisdiction thereof.

SECTION 7.11  COUNTERPARTS.
              -------------

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be considered one and the same agreement.

IN WITNESS WHEREOF, the Company and EXECUTIVE have executed this Agreement as of the day and year first written above.

THE COMPANY:                        PACIFICARE HEALTH SYSTEMS, INC.,
                                    a Delaware corporation



                                    By:    [SIG]
                                           ------------------------------
                                    Title: Secretary
                                           ------------------------------



EXECUTIVE:                          [SIG]
                                    -------------------------------------
                                    Wayne Lowell